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                                                                   EXHIBIT 10.1

                              MANAGEMENT AGREEMENT

         MANAGEMENT AGREEMENT (the "Agreement") dated as of March 22, 2000, by and between PIONEER RESOURCES I, LLC, a Delaware limited liability company ("Pioneer"), and OLYMPIC RESOURCE MANAGEMENT LLC, a Washington limited liability company ("ORM" or the "Manager").

                                    RECITALS

         A. ORM is an independent contractor engaged in the business of acquiring, operating, maintaining, managing, and disposing of timberland properties for third parties through its employees, agents and sub-contractors.

         B. Pioneer is interested in engaging ORM to take over responsibility for all aspects of management of Pioneer, with primary emphasis on management and potential disposition of its Timberlands and, in connection therewith, Pioneer and Member are interested in appointing ORM as Manager of Pioneer under the Operating Agreement.

         C. ORM is prepared to accept such engagement and appointment as Manager of Pioneer in accordance with the terms and conditions set forth below and in the Operating Agreement.

                                    AGREEMENT

         The parties agree as follows:

SECTION 1.  DEFINITIONS.

1.1   "ADDITIONAL SERVICES" has the meaning set forth in Section 4.3 below.

1.2 "ADMINISTRATIVE SERVICES" has the meaning set forth in Section 3.1 below.

1.3 "AGREEMENT" means this Management Agreement between Pioneer and ORM, as it may be amended, supplemented or otherwise modified from time to time.

1.4 [Omitted Confidential Information has been filed separately with the Securities and Exchange Commission]

1.5 [Omitted Confidential Information has been filed separately with the Securities and Exchange Commission]

1.6   "CASH COLLATERAL ACCOUNT" has the meaning set forth in Section 9 below.

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1.7   "CREDIT AGREEMENT" means the Replacement Credit Agreement dated as of
October 9, 1998, among Pioneer, the Lenders, First Union National Bank as administrative agent, ABN AMRO Bank N.V. as syndication agent, and Bank of America, N.A., as documentation agent, as [Omitted Confidential Information has been filed separately with the Securities and Exchange Commission].

1.8 [Omitted Confidential Information has been filed separately with the Securities and Exchange Commission]

1.9   "DISPOSITION SERVICES" has the meaning set forth in Section 5 below.

1.10 "FEES" means [Omitted Confidential Information has been filed separately with the Securities and Exchange Commission]

1.11  "FRAUD" with respect to Manager means common law fraud, consisting of
(i) an intentional misrepresentation by Manager of material information actually known by Manager to be false or (ii) material dishonesty or defalcation in the management of the affairs of Pioneer, which action was knowingly initiated, approved or permitted by Manager.

1.12 [Omitted Confidential Information has been filed separately with the Securities and Exchange Commission]

1.13 "LENDERS" means the several banks and other financial institutions from time to time parties to the Credit Agreement, and any successors and assigns thereof.

1.14 "LOAN DOCUMENTS" means the collective reference to the Loan Documents (as defined in the Credit Agreement), including without limitation, the Credit Agreement and [Omitted Confidential Information has been filed separately with the Securities and Exchange Commission].

1.15  "LOGS" means logs of any size or class harvested from the Timberlands.

1.16  "MANAGER" means ORM.

1.17 "MEMBER" means Strategic Timber Partners II, LP, a Georgia limited partnership, the sole member of Pioneer.

1.18 "MISCONDUCT" with respect to Manager means the acts or omissions of Manager which constitute (i) gross negligence, (ii) willful misconduct (which shall include without limitation (A) subject to Section 2.5 hereof, the willful failure of Manager to cause Pioneer to comply with the terms of the Loan Documents, except to the extent it is outside the reasonable control of Manager to cause such compliance; it being understood that compliance with
Section 2.6 hereof is within Manager's reasonable control and (B) the willful failure of Manager to comply with the terms of Section 9(e) below) or (iii) Fraud.

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1.19  "OPERATING AGREEMENT" means the Fifth Amended and Restated Limited
Liability Company Agreement of Pioneer dated as of March 22, 2000, between the Manager and the Member, as it may be amended, supplemented or otherwise modified from time to time.

1.20  "OPTIONAL SERVICES" has the meaning set forth in Section 4.4 below.

1.21 "ORM" means Olympic Resource Management LLC, a Washington limited liability company.

1.22 "PIONEER" means Pioneer Resources I, LLC, a Delaware limited liability company.

1.23 "PROPERTY MANAGEMENT SERVICES" has the meaning set forth in Section 4.2 below.

1.24 "REPORTING REQUIREMENTS" means those requirements for the delivery of periodic financial reports and other information as set forth in the Credit Agreement and the [Omitted Confidential Information has been filed separately with the Securities and Exchange Commission].

1.25 [Omitted Confidential Information has been filed separately with the Securities and Exchange Commission]

1.26 [Omitted Confidential Information has been filed separately with the Securities and Exchange Commission]

1.27 "TERMINATION FOR CAUSE" shall have the meaning set forth in Section 8.2(c) below.

1.28 "TIMBER" means the timber located on or harvested from the Timberlands, whether standing or down and irrespective of size.

1.29 "TIMBERLANDS" means the entire Timberlands set forth in Exhibit 1, and Timberland refers to an individual designated portion of the entire Timberlands described in Exhibit 1.

SECTION 2.  APPOINTMENT OF MANAGER.

2.1 ENGAGEMENT OF ORM AS MANAGER; SCOPE OF AUTHORITY. (a) Pioneer hereby appoints ORM as manager of Pioneer in accordance with the terms of this Agreement, and ORM accepts such appointment and agrees to act as manager of Pioneer in accordance with, and comply in all respects with, the terms of this Agreement and the Operating Agreement.

      (b) As manager of Pioneer, Manager shall have the exclusive authority and duty to direct, supervise, manage and operate the business, affairs and properties of Pioneer, and Manager shall perform such duties in an efficient and economical manner and in accordance with the terms of this Agreement and the Operating Agreement. Except as otherwise provided in this Agreement or the Operating Agreement, and subject to any non-waivable provisions of applicable law, Manager shall have full, complete, and plenary authority, power and discretion to manage and control the business, affairs and property of Pioneer, and to make all decisions regarding those matters (including, without limitation, the right to make and implement all decisions concerning the business and affairs of Pioneer in the ordinary course of business and to make and implement

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any and all decisions on behalf of Pioneer regarding all major actions outside the ordinary course of business) and to perform any and all acts or activities customary or incident to the management of Pioneer's business, affairs and property. Except as otherwise expressly provided herein or in the Operating Agreement, Manager's authority shall include, but not be limited to, the following specific authority to: bind Pioneer to obligations with third parties; enforce Pioneer's rights under any contract, agreement, law, or otherwise, including by legal action if necessary; pay and discharge debts and obligations of Pioneer from any Pioneer funds available to pay and discharge such debts and obligations; collect and deposit in Pioneer bank accounts all amounts owing to Pioneer from any source; cause Pioneer to comply with the terms of this Agreement, the Operating Agreement, the Loan Documents and any other agreement or instrument to which Pioneer is a party; in Pioneer's name, hire, pay, oversee, direct the conduct of, and fire employees, agents, subcontractors, legal, accounting, and other professionals, and other service providers; and otherwise act on Pioneer's behalf without restriction or qualification except as limited by law or as otherwise provided in this Agreement, the Operating Agreement or the Loan Documents. Other than Manager, no person (including without limitation, the Member), shall have any power or authority to bind Pioneer unless such person has been authorized to do so by this Agreement, the Operating Agreement or Manager.

      (c) Manager shall manage, operate, maintain and supervise the business, affairs and properties of Pioneer with due care, in good faith, and in a manner normally associated with ORM's management, operation, maintenance and supervision of timberlands and timberland businesses of a similar size, type and location as that of Pioneer. Manager shall at all times exercise diligent efforts to manage and operate the business, affairs and properties of Pioneer in compliance with (i) this Agreement, (ii) the Operating Agreement, (iii) the Loan Documents, (iv) all other agreements and instruments to which Pioneer is a party, and (v) all applicable governmental rules, regulations, requirements, orders, notices, determinations and ordinances and requirements of law (including without limitation all environmental laws and all regulations concerning timberlands). Without in any way limiting the foregoing, in its management of the business, affairs and properties of Pioneer, Manager shall provide to Pioneer (w) the Administrative Services in accordance with the provisions of Section 3 of this Agreement, (x) the Property Management Services in accordance with the provisions of Section 4.2 of this Agreement, (y) the Additional Services and Optional Services that Manager performs pursuant to Sections 4.3 and 4.4 of this Agreement, and (z) such other services that are reasonably required to perform its obligations hereunder.

2.2 FEES. [Omitted Confidential Information has been filed separately with the Securities and Exchange Commission]

2.3 LOAN DOCUMENTS. (a) Subject to Section 2.5 of this Agreement, and to the extent reasonably within the control of Manager, Manager shall manage Pioneer consistent with, and cause Pioneer to comply with, the terms and conditions of, the Loan Documents so as to avoid the occurrence of an Event of Default by Pioneer under the Loan Documents (other than Scheduled Defaults (as defined in [Omitted Confidential Information has been filed separately with the Securities and Exchange Commission])), including without limitation, terms regarding (i) the preparation of financial forecasts and a "disposition plan", (ii) Reporting Requirements and (iii) the entering into, amending or terminating any stumpage agreement, timber contract or any

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other agreement for the sale of any Timber, Logs or Timberlands (including pursuant to timber purchase agreements), cutting rights or other real property of Pioneer.

      (b) If the Lenders (or any nominee thereof), pursuant to the exercise of remedies under the Loan Documents, become the direct or indirect owners of the membership interests in Pioneer (or otherwise exercise the voting rights with respect thereto in accordance with the terms of the applicable Loan Documents) or of all or substantially all of the Timberlands, or the Lenders (or any such nominee) shall otherwise exercise Pioneer's rights under this Agreement in accordance with the terms of the applicable Loan Documents, in any such case such Lenders (or any such nominee) shall have the right to terminate this Agreement, subject to (i) [Omitted Confidential Information has been filed separately with the Securities and Exchange Commission], and
(ii) the payment of any other unpaid Fees and other fees, charges and reimbursements due and payable (or accrued but not yet billed to Pioneer) hereunder through the date of termination.

      (c) (i) If the Lenders (or any nominee thereof), pursuant to the exercise of remedies under the Loan Documents, become the direct or indirect owners of the membership interests in Pioneer, or otherwise exercise the voting rights with respect thereto in accordance with the terms of the applicable Loan Documents, this Agreement, subject to the termination right referenced in Section 2.3(b) above, shall remain in full force and effect; provided however, in such circumstances, Manager and Pioneer shall use good faith efforts to agree to an amendment to this Agreement to provide Pioneer and its members with consent, approval and other rights commensurate with such rights customarily afforded to owners and their members in similar transactions.

           (ii) If the Lenders (or any nominee thereof), pursuant to the exercise of remedies under the Loan Documents, become the direct or indirect owners of the Timberlands, at the request of the Lenders, Manager shall enter into a new management agreement with the Lenders (or any such nominee) to operate the Timberlands upon substantially same terms as provided herein, except that (A) Manager shall provide the Lenders (or such nominee) with consent, approval and other rights commensurate with such rights customarily afforded to owners and their members in similar transactions, and (B) [Omitted Confidential Information has been filed separately with the Securities and Exchange Commission]

2.4 BANK ACCOUNTS; INCOME AND EXPENSES. Manager shall maintain Pioneer's bank accounts in accordance with the terms of the Loan Documents and shall deposit receipts of operations and pay expenses from such accounts in accordance with the terms of the Loan Documents.

2.5 LIMITATION OF DUTIES. Notwithstanding any other provision of this Agreement or the Operating Agreement, Manager shall not at any time have the obligation or responsibility to expend or risk its own funds in the conduct of Pioneer's business or the discharge of Manager's duties hereunder, and Manager may decline or omit to take any action involving expenditures chargeable to Pioneer for which funds of Pioneer are not readily available. However, Manager shall provide Pioneer with notice promptly after Manager becomes aware of any potential shortage of available funds of Pioneer. Under no circumstances shall Manager be responsible for the raising of additional equity capital or the arranging of additional financing on behalf of Pioneer. Manager shall not be required to act in its own name or for its own account in conducting the affairs and business of Pioneer, and need act only in the name of Pioneer, in such activity and in discharging its responsibilities under this Agreement. Manager shall not be

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required to take any action or make any commitment that could, absent any
Misconduct of Manager, result in the personal liability or financial obligation of Manager to any third party.

2.6 LIMITATION ON AUTHORITY WITH RESPECT TO THIS AGREEMENT AND TRANSACTIONS WITH AFFILIATES. The Manager and Pioneer hereby expressly acknowledge that Pioneer may not (and Manager shall not cause Pioneer to), without the prior written consent of the Required Lenders (as defined in the Credit Agreement),
(a) change the compensation payable to Manager hereunder or otherwise amend, supplement or otherwise modify this Agreement or the Operating Agreement in any material respect, (b) waive any material provision of this Agreement, (c) extend the term or terminate this Agreement, (d) consent to any assignment of the rights or obligations of Manager under this Agreement, or assign any rights or obligations under this Agreement, (e) (i) enter into any contract, agreement or other arrangement with Manager (except as otherwise expressly provided herein (including without limitation in Sections 4.3 and 4.4)), or any affiliate of Manager or (ii) except in the ordinary course of business, knowingly enter into any contract, agreement or other arrangement with any direct or indirect owner of any portion of Pioneer or any entity controlling, controlled by or under common control with any such direct or indirect owner,
(f) consent to the entering into of any contract under Sections 4.3 and 4.4 hereof for which Pioneer's consent is required, (g) consent to the entering into of any contract under Section 5 hereof or (h) consent, pursuant to
Section 9 hereof, to the selection of any replacement Manager Mortgaged Property (as defined in Section 9 below) or the arrangements with respect to the establishment of the Cash Collateral Account (or any amendment of such arrangements).

SECTION 3.  ADMINISTRATIVE SERVICES.

3.1 GENERAL SERVICES. Manager shall manage, supervise, conduct and/or carry out all of the business activities of Pioneer and provide such general administrative and organizational services as shall be required by Pioneer's assets and business (collectively, the "Administrative Services"). The Administrative Services shall include, without limitation, administration of the following: accounting, income tax accounting, financial reporting, filing of any tax returns on behalf of Pioneer, capital expenditures, cash management, collection of revenues, payment of expenses, public relations and communications, legal matters, human resources, information services, insurance pertaining to the assets and activities of Pioneer in accordance with the terms of this Agreement, inventory of Pioneer's assets, estimate of the aggregate value of Pioneer's assets and business, and other general and administrative services necessary to manage and operate the business, affairs and properties of Pioneer in accordance with the terms of this Agreement, the Operating Agreement and, subject to the terms hereof, the Loan Documents. At Pioneer's expense and for Pioneer's account, Manager may subcontract for, oversee, and monitor the provision of Administrative Services of a type which, in Manager's reasonable judgment (in light of the term of this Agreement and the anticipated preparation of a disposition plan), a manager of a business similar in size and nature to the business of Pioneer would not typically personally perform.

3.2 OPERATIONS IN THE ABSENCE OF BUDGET APPROVAL. Prior to approval of any forecast or budget for Pioneer in accordance with the terms of the Loan Documents, Manager shall have the full power and authority to manage Pioneer in accordance with its good faith exercise of its judgment and discretion (and in a manner no less favorable to Pioneer than Pioneer's historical

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practice) to the same extent as it may pursuant to an approved forecast or budget. To the extent Manager deems feasible in the good faith exercise of its judgment and discretion, during a period in which there is no approved forecast or budget for Pioneer, Manager shall seek to limit capital expenditures and optional activities of Pioneer that require expenditure of funds.

SECTION 4.  TIMBERLAND SERVICES.

4.1 PROPERTIES UNDER MANAGEMENT. Manager shall manage and operate the Timberlands in accordance with the terms of this Agreement.

4.2 PROPERTY MANAGEMENT SERVICES. With respect to the Timberlands, Manager's primary duties and responsibilities include the following services (collectively, the "Property Management Services"):

      (a) Manager shall prepare and administer budgets for the Timberlands, including without limitation, causing Pioneer to timely prepare and deliver budgets and forecasts as required pursuant to the terms of the Loan Documents.

      (b) Manager shall maintain regular surveillance of the Timberlands to detect weather damage, fire damage, insect infestation and disease, timber trespass or any other detrimental occurrences.

      (c) Manager shall manage matters affecting ownership interests in and obligations with respect to the Timberlands, including the land, Timber (whether growing or harvested), minerals, other commercial uses, and related matters such as unauthorized cuttings, trespass, entries, encroachments, adverse possession claims, right-of-way disputes, or any disputes respecting taxes, charges, or assessments associated with the Timberlands.

      (d) Manager shall manage and administer the sale of all Timber and Logs from the Timberlands. All such sales shall be made pursuant to timber sale contracts or log sale contracts between Pioneer and the Timber or Log buyer. Manager's services in connection with Timber or Log sales shall include advertising, processing and handling bids, control of contract compliance of Timber harvested, inspection of cutting and logging operations, collection of scale tickets, accounting for all Timber and Logs sold, and the following timber sale layout services: marking cutting lines, engineering and marking roads, and obtaining necessary permits (surveying is not included). Manager shall also conduct a credit check on each Timber or Log purchaser. Manager shall collect and maintain log scaling data from log grading and scaling bureaus.

      (e) Manager shall manage and administer the sale of all minerals, oil, rock, forest products and gravel from the Timberlands. All such sales shall be directly between Pioneer and the buyer. Manager's services in connection with the mineral, oil or gravel sales shall include, as appropriate, the following services: obtaining valuation opinions from appropriate consultants, advertising, processing and handling bids, oversight of contract compliance, inspection of mining and gravel, mineral and oil removal and extraction, collection of scale tickets, and accounting for such contracted sales.

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      (f)  Manager shall monitor the activities of third parties who have a fee, leasehold, license, mineral, or other interest in the Timberlands, Timber, or Logs. Manager shall be responsible for processing all documentation which is required or desirable with respect to the rights and obligations of said third parties, including with respect to pipeline easements; conditional and other land use permits, licenses, and rights-of-way necessary for oil, gas or mineral exploration; permanent easements; conservation easements; rights-of-way; and mineral or other conveyances on behalf of Pioneer.

      (g) Manager shall be responsible for administration of any hunting, grazing, camping and other leases or licenses to which Pioneer is, or may become, a party.

      (h) Manager shall be responsible for administering, facilitating, and monitoring all timberland management functions described in this Section 4.

      (i) Manager shall maintain the property records supplied to it and shall update them in accordance with activities occurring after the date of this Agreement; provided, however, that Manager shall have no responsibility for the accuracy, completeness or condition of the records received or for changes occurring prior to the date of this Agreement not properly reflected in the records, and Manager shall not be obligated to undertake any comprehensive review to locate and correct errors in the records that Manager receives.

      (j) Manager shall be responsible for management of the property tax records for each Timberland and, shall ensure that all taxes (including without limitation ad valorem or other real property taxes, timber harvest taxes, and personal property taxes) on the Timberlands are paid in a timely manner. Manager shall ensure that all lease or other contractual payments required to be made by Pioneer with respect to the Timberlands are made in a timely manner.

      (k) Manager shall develop a harvest strategy for the Timberlands, including without limitation, determining whether an Option A plan for all or a portion of the Timberlands located in California is appropriate or desirable.

      (l) Manager shall (i) subcontract for, oversee, and monitor the provision of Additional Services and Optional Services in accordance with Sections 4.3 and 4.4, (ii) solicit, receive and award suitable bids for Additional Services and Optional Services, (iii) enter into, monitor and enforce contracts for Additional Services and Optional Services, (iv) oversee the completion of Additional Services and Optional Services and (v) oversee, monitor and enforce any contract for disposition services entered into by Pioneer and cooperate with any party engaged to perform such disposition services.

      (m) [Omitted Confidential Information has been filed separately with the Securities and Exchange Commission]

      (n) Manager shall maintain existing and subsequently developed forest inventory data, GIS data and land records.

      (o) Manager shall provide an overall inventory assessment based on existing data and assess any additional inventory needs.

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      (p)  Manager shall be responsible for such other property management services typically personally performed by a property manager of timberlands similar in size, nature and location to the Timberlands in light of the term of this Agreement and the anticipated preparation of a disposition plan.

4.3 ADDITIONAL SERVICES. At Pioneer's expense and for Pioneer's account, Manager shall subcontract for, oversee, and monitor the provision of necessary or desirable contractual services of the type which, in Manager's reasonable judgment (in light of the term of this Agreement and the anticipated preparation of a disposition plan), a property manager of property similar in size, nature and location to the Timberlands would not typically personally perform (collectively, the "Additional Services"). Manager may not subcontract for Additional Services that are not within the scope of the applicable approved forecast or budget without Pioneer's prior consent. As set forth in Section 4.2(l) above, Manager's responsibilities with respect to Additional Services shall include soliciting, receiving and awarding suitable bids, entering into, monitoring and enforcing contracts in conformity with budgetary allocations, and overseeing the completion of the work to be performed. Although Manager's responsibility in connection with Additional Services shall be as monitor and overseer in nature, Manager may determine from time to time that it is more feasible or economical for Manager or its affiliates to perform certain Additional Services; provided however, that Pioneer's prior consent shall be required to permit Manager or any affiliate of Manager to perform any Additional Services project which Manager reasonably estimates will cost more than $75,000 to complete. In the event that Manager or any affiliate of Manager, to the extent permitted hereunder, shall perform such Additional Services, Pioneer shall pay Manager for such Additional Services as additional fees at the billing rates set forth in Exhibit 3 hereto pursuant to the terms of the form Professional Services Agreement attached as Exhibit 4 hereto. Additional Services include, without limitation, the following:

      (a)  Site preparation and planting.

      (b)  Road, bridge, gate and culvert construction and maintenance.

      (c)  Plowing and maintenance of firebreaks.

      (d)  Property boundary line maintenance (marking) and surveys.

      (e)  Vegetation management, chemical or mechanical.

      (f)  Prescribed burning.

      (g)  Hardwood control, chemical or mechanical.

      (h)  Insect and disease control.

      (i)  Aerial surveillance.

      (j)  Slash burning and fire suppression.

      (k)  Contract logging and trucking.

      (l)  Fertilization.

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      (m)  Stocking control.

      (n)  Animal control.

      (o)  Appraisals of mineral, oil, rock and gravel sales.

      (p)  Monitoring of oil and gas activities.

      (q)  Surveying for threatened and endangered species.

      (r) Archeological or other specialized surveys outside the scope of services customarily provided by professional timberland managers in the area in question.

      (s) Processing of harvesting or other permits, licenses, and entitlements.

      (t)  Timber marking.

      (u)  California timber harvest plan preparation and implementation.

      (v)  Stream survey preparation.

      (w)  Road plan preparation.

      (x)  Habitat assessment preparation.

      (y) All other subcontract work described in a budget or forecast for which Pioneer has obtained approval in accordance with the terms of the Loan Documents.

4.4 SPECIAL OPTIONAL SERVICES. In the event that Manager believes that certain special services (collectively, the "Optional Services") are necessary or desirable for the benefit of Pioneer, then such services may be performed by Manager or under Manager's direction and supervision; provided however that Pioneer's prior consent shall be required for any Optional Services project which Manager reasonably estimates will cost more than $75,000 to complete. Manager's fee with respect to Optional Services provided by Manager shall be billed at the billing rates set forth in Exhibit 3 hereto or as otherwise mutually agreed in writing between Pioneer and Manager. The fee for Optional Services performed by parties other than Manager shall be as agreed between Pioneer and such other parties. Optional services may include, but are not limited to:

      (a) Development and updating of long-term harvest modeling and planning.

      (b) Development of new forest inventory data or enhancement of current forest inventory data.

      (c) Development of new land record information or data and enhancement of existing land record information or data

      (d)  Development of new GIS data or enhancement of existing GIS data.

      (e)  Timber cruising, appraisal, or other special evaluations.

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      (f)  Development of habitat conservation plans.

      (g) Development of special regulatory implementation programs, including without limitation the preparation, submission and implementation of an Option A development plan in California, if applicable.

4.5 OPERATION AND MANAGEMENT RECORDS. Subject to Section 7.2 hereof with respect to records received by Manager, Manager shall maintain full and accurate records covering the operation and management of the Timberlands, which records shall be sufficient to satisfy ordinary and necessary tax and accounting reporting requirements, and the Reporting Requirements. Upon termination of this Agreement, all records pertaining to the Timberlands and the other assets and properties of Pioneer kept by Manager shall become or remain the property of Pioneer and shall be turned over to Pioneer forthwith. Any custom investment models or other custom computer software developed or used by Manager shall be deemed the property of Manager, but any information on such models relating to Pioneer or its business or properties shall be turned over to, and become the property of, Pioneer. The reasonable costs incurred by Manager in preparing and delivering such information shall be for the account of Pioneer.

SECTION 5. DISPOSITION SERVICES. If Pioneer determines to sell some of its Timberlands Pioneer may, but shall not have any obligation to, request the assistance of Manager in connection with such sales. In the event that Pioneer requests such assistance of Manager and Manager and Pioneer agree on the scope of the services to be performed by Manager in connection with such sales (the "Disposition Services") and the fees to be paid to Manager for its performance of the Disposition Services (the "Disposition Fee"), Pioneer shall engage Manager, and Manager shall agree, to provide the Disposition Services, all in accordance with the terms of an amendment or supplement of this Agreement. Manager shall comply with all applicable laws and governmental regulations in carrying out Disposition Services, and Manager may, if directed by Pioneer, engage qualified and licensed brokers and other professionals in connection with the Disposition Services. [Omitted Confidential Information has been filed separately with the Securities and Exchange Commission]

SECTION 6.  CONFIDENTIALITY AND CONFLICTS OF INTEREST.

6.1 CONFIDENTIALITY. The parties acknowledge and agree that matters set forth in this Agreement, and certain information that the parties obtain as a result of this Agreement, are strictly confidential, and Pioneer and Manager shall make every reasonable effort to ensure that, without the consent of each of the parties hereto, the information contained herein or the confidential information obtained as a result of this Agreement is not disclosed to any other person or entity other than as required by law or the Loan Documents (including without limitation, [Omitted Confidential Information has been filed separately with the Securities and Exchange Commission]), or to any person or entity who needs to know such information to carry out the provisions of this Agreement. The provisions of this Section 6.1 shall not limit the rights and obligations of Manager (including to disclose certain otherwise confidential information which Manager reasonably determines would not be detrimental to Pioneer to disclose) with respect to public relations services to be performed in accordance with this Agreement. Notwithstanding the foregoing, but without disclosure of the financial terms of its management

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arrangement, ORM may disclose that it has been appointed the manager of
Pioneer and the scope of ORM's authority under this Agreement.

6.2 CONFLICTS OF INTEREST. Pioneer acknowledges that Manager is in the business of acquiring, managing, and disposing of timberlands for its own account and for the account of others as well as the business of forestry consulting services, and is actively involved in the business of harvesting and marketing timber, logs, timberlands and other products, in both the domestic and export markets. Pioneer acknowledges that the markets for Manager and affiliates and third parties for whom Manager acts may include the same markets as those into which Pioneer may desire to sell its Timberlands, Timber, and Logs. These activities of Manager may create a conflict of interest with respect to the services which Manager is to provide under this Agreement. Pioneer recognizes the existence of such conflict of interest and acquiesces to it. Notwithstanding the foregoing, Manager agrees that it will at all times act in good faith toward Pioneer with respect to any such conflict or potential conflict in performing Manager's obligations hereunder. Manager further agrees that, Manager, acting on its own behalf as ORM, shall not (i) enter into any contract, agreement or other arrangement with Pioneer (except as otherwise expressly provided herein (including without limitation Sections 4.3 and 4.4 hereof)), or (ii) knowingly enter into any contract, agreement or other arrangement with any affiliate of Pioneer, any direct or indirect owner of any portion of Pioneer or any entity controlling, controlled by, or under common control with, such direct or indirect owner. This Agreement shall not otherwise limit or restrict in any way Manager's ability to engage in timberland acquisition, management, or disposition and/or the sale of logs and/or stumpage on its own behalf or on behalf of others, or to engage in forestry consulting services on behalf of any party, and, except to the extent expressly set forth in this Agreement, Pioneer shall not assert that this Agreement or Manager's status as Manager of Pioneer imposes limitations on Manager's ability to engage in activities that are similar to and/or in competition with Pioneer. Further, in the absence of Misconduct by Manager in the performance of Manager's duties under this Agreement, Pioneer shall not assert at any time that any such activity of Manager constitutes a breach of this Agreement and Manager shall not be held liable for, or enjoined from, engaging in any competing activity or for the manner in which such competing activity was conducted.

SECTION 7.  INSURANCE, STANDARD OF PERFORMANCE, INDEMNITY.

7.1   INSURANCE AND BONDING.

      (a) During the term of this Agreement, and subject to any additional requirements which may be contained in the Loan Documents, Manager shall maintain in full force and effect at least the following minimum levels of insurance with carriers determined by Manager in the good faith exercise of discretion to be financially stable insurance carriers:

           (i) Manager shall maintain a policy of commercial general liability insurance insuring Manager and Pioneer against any liability for bodily injury or property damage claimed to have resulted from or be in any way connected with Manager's operations under this Agreement, in the minimum amount of $500,000 for each occurrence, $500,000 general aggregate, plus umbrella coverage of $2,000,000. The premiums and other costs of such general liability insurance shall be paid by ORM as a cost associated with the operations of Manager under this Agreement.

           (ii) Manager shall maintain on behalf of Pioneer and at Pioneer's expense a policy of automobile liability insurance, including coverage for scheduled autos, hired autos and non-owned autos, insuring Manager and Pioneer against any liability for bodily injury or property damage claimed to have resulted from or be in any way connected with Manager's operations under this Agreement, in the minimum of $1,000,000 for bodily injury per accident and $500,000 for property damage.

           (iii) Manager shall maintain on behalf of Pioneer and at Pioneer's expense Workers' Compensation Liability coverages as required by law and Employer's Liability Insurance in the amount of $500,000. Said policies shall contain a provision under which the insurer waives any right of subrogation as against Pioneer and their respective agents or employees, to the full extent allowed by law.

Manager may also acquire and maintain insurance and bonding on behalf of Pioneer and at Pioneer's expense such other and additional insurance and bonding as it shall deem prudent and appropriate.

      (b) Manager shall require and use reasonable efforts to verify that all contractors or subcontractors hired to perform any work relating to the Timberlands acquire and maintain the following insurance requirements, provided, that Pioneer hereby authorizes Manager, of its own volition and in the exercise of good-faith discretion, to waive or adjust such insurance requirements as Manager deems appropriate:

           (i) Contractors or subcontractors shall maintain a policy of commercial general liability insurance insuring contractor or subcontractor, as the case may be, and Pioneer and Manager against liability for bodily injury or property damage claimed to have resulted from or be in any way connected with contractor's or subcontractor's operations under this Agreement, in the minimum amount of $500,000 for each occurrence and $1,000,000 general aggregate. The premiums and other costs of such general liability insurance shall be paid for by the contractor or subcontractor as a cost associated with their operations. All other insurance required under this Section 7.1(b) shall also be the obligation of contractor or subcontractor and shall be paid for by contractor or subcontractor.

           (ii) Contractors or subcontractors shall maintain a policy of automobile liability insurance, including coverage for scheduled autos, hired autos and non-owned autos, insuring contractor or subcontractor and Pioneer and Manager against any liability for bodily injury or property damage claimed to have resulted from or be in any way connected with contractor's or subcontractor's operations as contemplated by this Agreement, in the minimum of $500,000 for bodily injury per accident and $250,000 for property damage.

           (iii) Contractors or subcontractors shall maintain Workers' Compensation Liability coverages as required by law and Employer's Liability Insurance in the amount of

      $500,000. Said policies shall contain a provision under which the insurer waives any right of subrogation as against Pioneer and its employees and Manager and its employees.

      (c) During the term of this Agreement, Manager may also acquire and maintain, at Pioneer's expense, a policy of insurance insuring Manager and Pioneer against any liability on account of errors and omissions by Manager, which policy shall provide such coverage as is reasonably acceptable to Manager, but in no event shall the cost of any such policy exceed $60,000 per year; PROVIDED that Manager may also acquire and maintain, at Pioneer's expense, "tall" coverage on such policy that extends beyond the term of this Agreement, but in no event shall the cost to Pioneer of any such "tail" coverage exceed $30,000.

7.2 LIMITATION OF LIABILITY. Notwithstanding any other provision of this Agreement, Manager shall have no liability to Pioneer, the Member or the Lenders (as intended third party beneficiaries of this Agreement) for a breach of this Agreement or otherwise with respect to its management of the business, affairs and properties of Pioneer pursuant to this Agreement or the Operating Agreement except to the extent resulting from the Misconduct of Manager. Manager shall have no liability or responsibility for any acts or omissions of Pioneer or any prior manager of Pioneer, or any circumstances applicable to Pioneer, in each case that occurred or existed prior to the date of this Agreement; provided however that, subject to the limitations on its liabilities set forth in this Section 7.2, Manager's duties under this Agreement shall be applicable to any such situation after Manager becomes aware thereof. Manager shall not be responsible for the condition of any records or other information maintained by Pioneer prior to the date of this Agreement and, further, shall have no responsibility or liability for errors, omissions, or other failures, shortcomings, or defaults in the management and administration of the business and affairs of Pioneer that result in whole or in part from the inaccuracy, inadequacy, or other deficiency in the records or other information received by Manager from Pioneer, the prior manager, and/or any other party unless, subject to the limitations on its liabilities set forth in this Section 7.2, Manager discovered, or was notified of, such errors, omissions, failures, shortcomings or defaults. Manager shall be justified in reliance on the provisions of Section 2.5 as a basis for refusing or failing to take action on behalf of Pioneer and shall not be subject to liability to any party for any such refusal or failure.

7.3 INDEMNITY. (a) To the maximum extent permitted by law, Pioneer shall indemnify and hold harmless Manager and every employee, officer, director, shareholder, partner, member and agent of Manager from and against any and all claims, demands, liabilities, judgments, settlements, penalties, fines, or expenses (including reasonable attorneys' fees and other costs) (collectively, "Manager Claims") suffered or incurred in any manner directly or indirectly as a result of Manager's status as Manager or performance in the role of Manager pursuant to this Agreement or the Operating Agreement, including performance of any and all activities conducted in the exercise of Manager's authority and the discharge of Manager's responsibilities under this Agreement and the Operating Agreement, except if resulting from the Misconduct of Manager (including of any employee, officer, director, shareholder, partner, member or agent of Manager); provided, this indemnification of the employees, officers, directors, shareholders, partners, members and agents of Manager shall not be applicable to any claim asserted or proceeding maintained by Manager against any such person. This indemnification and hold harmless commitment of Pioneer shall include as a separate obligation the commitment of Pioneer to pay all of the expenses (including reasonable attorneys' fees and other costs) incurred by Manager and any employee, officer, director, shareholder, partner, member and agent of Manger in any proceeding for Manager Claims as incurred and in advance of the final disposition of such proceeding (and despite any allegation of the Misconduct of Manager or any such other party), provided such indemnified party commits in writing to reimburse Pioneer for the amounts Pioneer has paid to such indemnified party under this sentence if a court of competent jurisdiction determines in a final, non-appealable judgment that such Manager Claims are a result of the Misconduct of Manager (including of any employee, officer, director, shareholder, partner, member or agent of Manager), and thus, such indemnified party was not entitled to indemnification hereunder.

      (b) To the maximum extent permitted by law, Manager shall indemnify and hold harmless Pioneer and every employee, officer, director, shareholder, partner, member and agent of Pioneer from and against any and all claims, demands, liabilities, judgments, settlements, penalties, fines, or expenses (including reasonable attorneys' fees and other costs) (collectively, "Pioneer Claims") suffered or incurred in any manner directly or indirectly as a result of the Misconduct of Manager (including of any employee, officer, director, shareholder, partner, member or agent of Manager).

SECTION 8.  TERM AND TERMINATION.

8.1 TERM. [Omitted Confidential Information has been filed separately with the Securities and Exchange Commission]

8.2 TERMINATION OF MANAGER. (a) Subject to the required consent under the Loan Documents, Pioneer may terminate this Agreement and Manager's rights and obligations hereunder at any time and for any reason whatsoever upon no less than 10 days prior written notice to Manager; provided that in the event of a Termination For Cause, no advance notice to Manager shall be required and this Agreement shall terminate when directed by Pioneer.

      (b) [Omitted Confidential Information has been filed separately with the Securities and Exchange Commission]

      (c) [Omitted Confidential Information has been filed separately with the Securities and Exchange Commission]

8.3 TERMINATION BY MANAGER. In the event that, (i) as a result of a shortage of funds available to Pioneer (after consideration of any amounts on deposit in the Cash Collateral Account, but without consideration of [Omitted Confidential Information has been filed separately with the Securities and Exchange Commission]), Pioneer fails to pay to Manager any due and payable Fees, fees for Additional Services or fees for Optional Services, in each case within 45 days after Pioneer has received notice of such failure, and
(ii) Manager is not in default of its obligations under this Agreement, Manager may terminate this Agreement and resign as Manager, [Omitted Confidential Information has been filed separately with the Securities and Exchange Commission] and all other Fees and other fees, charges and reimbursements due and payable hereunder at the time of such termination. Except as expressly provided in this Section 8.3,

Manager shall not be entitled to terminate this Agreement or resign as Manager at any time prior to the Termination Date.

8.4 OBLIGATIONS FOLLOWING TERMINATION. Upon the expiration or termination of this Agreement for any reason whatsoever, Manager shall do, execute and/or deliver to Pioneer the following promptly after termination or as soon thereafter as reasonably practicable:

      (a) a final accounting of the business of Pioneer during the period from the date hereof through the date of termination;

      (b)  any monies of Pioneer held by Pioneer or Manager;

      (c) all books, records, contracts, leases, bills, papers and documents of Pioneer and its business;

      (d) all documents necessary to transfer to Pioneer all licenses, permits, leases, contracts, warranties and other items, instruments and agreements of Pioneer or its business or properties which may be in Manager's name; and

      (e) such further actions as Pioneer may reasonably request to assure an orderly transition of the business, affairs and properties of Pioneer.

The reasonable costs incurred by Manager in performing the foregoing obligations in this Section 8.4 shall be for the account of Pioneer.

SECTION 9. SENIOR LIEN FOR PIONEER SECURED OBLIGATIONS. For purposes of this Agreement and this Section 9, the following terms shall have the following meanings:

      "CASH COLLATERAL ACCOUNT" has the meaning set forth in Section 9(b) below.

      "FEE RELEASE DATE" means the date on which all Pioneer Secured Fee Obligations are paid in full.

      "INDEMNITY RELEASE DATE" means the first anniversary of the date of termination of this Agreement, unless written notice of potential indemnity obligations under Section 7.3(a) hereof (together with a copy of a third party lawsuit or threatened claim) has been delivered by Manager to Pioneer on or prior to such first anniversary, in which case the Indemnity Release Date shall be the date upon which the claims against Manager giving rise to the potential indemnity obligations referenced in any such notice are dismissed or resolved entirely in the Manager's favor by final judgment(s) (after expiration of all applicable appeal periods), or such indemnity obligations are paid to Manager up to the amount of the Pioneer Secured Indemnity Obligations on the date of such payment

      "MANAGER MORTGAGE" means a deed of trust or mortgage in favor of Manager, substantially in the form attached hereto as Exhibit 5 (including any replacement mortgage referenced in Section 9(b) below) encumbering the Manager Mortgaged Property,

      "MANAGER MORTGAGED PROPERTY" means certain real property owned by Pioneer and located in the State of California, and constituting a portion of the property commonly known as "Commander" tract, which shall be encumbered by the Manager Mortgage pursuant to Section 9(a) below, or upon any sale or other disposition of such property, any other real property owned by Pioneer which may be substituted therefor and encumbered by the Manager Mortgage pursuant to such Section 9(b) below.

      "PIONEER SECURED FEE OBLIGATIONS" means (without duplication) the collective reference to Pioneer's obligations to the Manager under, and in accordance with the terms of, this Agreement on account of (i) all accrued and unpaid Fees (including the Termination Fee if applicable), (ii) any amounts to be (but not yet) billed to Pioneer for services performed by Manager pursuant to Sections 4.3 or 4.4 and, to the extent applicable,
Section 5 hereof, and (iii) all other fees, charges and reimbursements from time to time payable by Pioneer to Manager.

      "PIONEER SECURED INDEMNITY OBLIGATIONS" means, as determined from time to time, Pioneer's indemnity obligations to Manager under Section 7.3(a) hereof up to an amount which shall not exceed (i) prior to the first anniversary of the date of termination of this Agreement, [Omitted Confidential Information has been filed separately with the Securities and Exchange Commission], and (ii) after such date, the lesser of (A) [Omitted Confidential Information has been filed separately with the Securities and Exchange Commission] and (B) an amount equal to Manager's reasonable estimate of Pioneer's potential indemnity obligations owing to Manager in respect of the claims or other matters described in the notice(s) delivered by Manager to Pioneer as contemplated by the definition of "Indemnity Release Date."

      "PIONEER SECURED OBLIGATIONS" means the collective reference to the Pioneer Secured Fee Obligations and the Pioneer Secured Indemnity Obligations.

      "PIONEER SECURED OBLIGATIONS AMOUNT" means, as of the date of determination thereof, an amount reasonably determined by Manager to be equal to the sum (without duplication) of (i) the Pioneer Secured Fee Obligations as of such date, (ii) the aggregate amount of all Incentive Fees which may become payable to Manager after such date, (iii) the maximum potential amount of Pioneer Secured Indemnity Obligations as of such date, and (iv) the aggregate amount of all Base Fees scheduled to accrue after such date.

      "RELEASE DATE" means the later of (i) the Fee Release Date and (ii) the Indemnity Release Date.

      (a) In order to secure the full and timely payment of the Pioneer Secured Obligations, Pioneer shall execute and deliver to Manager, on or within 10 days after the date hereof, a Manager Mortgage encumbering the Manager Mortgaged Property. Pioneer shall pay the cost of the preparation and recording of the Manager Mortgage and provide at its sole cost a standard form mortgagee's title policy in respect thereof in the amount of the Pioneer Secured Obligations Amount as of the date of the Manager Mortgage and otherwise insuring the lien of the Manager Mortgage subject only to such title exceptions (and with endorsements) as may be in form and substance reasonably satisfactory to Manager.

      (b) In connection with any sale or other disposition of the Manager Mortgaged Property prior to the Release Date, the net cash proceeds thereof shall be paid to Manager to the extent of any Pioneer Secured Obligations then due and payable. In addition, on or prior to the consummation of any sale or other disposition of the Manager Mortgaged Property, Pioneer shall execute and deliver to Manager, in substitution and replacement of the initial Manager Mortgage, a new Manager Mortgage (substantially in the form of the initial Manager Mortgage, and with the payment by Pioneer of the costs of preparation, recording and title insurance obtained in respect thereof in the manner set forth in paragraph (a) above) covering a new Manager Mortgaged Property selected by Manager and Pioneer and which, in the reasonable judgment of Manager, has a value equal to or greater than the Pioneer Secured Obligations Amount at such time; provided that if the Manager reasonably determines that Pioneer's then remaining real property does not have a value equal to or greater than the Pioneer Secured Obligations Amount at such time (or if Manager and Pioneer are unable to agree on the selection of a new Manager Mortgaged Property), then the net cash proceeds from the sale or other disposition of the existing Manager Mortgaged Property (remaining after payment of any Pioneer Secured Obligations then due and payable) shall be deposited by Manager into a cash collateral account (the "CASH COLLATERAL ACCOUNT"), pursuant to customary cash collateral arrangements reasonably satisfactory to Manager and Pioneer, to secure first, the Pioneer Secured Obligations and second, the Obligations (as defined in the Credit Agreement).

      (c) To the extent that, on any determination date, the amount on deposit in the Cash Collateral Account exceeds the Pioneer Secured Obligations Amount on such date (which determination will be made on the date of the funding of the Cash Collateral Account, from time to time thereafter (no less often than monthly), and on the Fee Release Date and the Indemnity Release Date), Manager and Pioneer will transfer the amount of any such excess to the administrative agent under the Credit Agreement for application in accordance with the terms thereof. If Pioneer fails to pay any of the Pioneer Secured Obligations when due, and such failure continues unremedied for 30 days following written notice thereof to Pioneer, Manager shall be entitled to immediately withdraw such amount from the Cash Collateral Account and apply it to the payment of such unpaid amount of the Pioneer Secured Obligations.

      (d) Pioneer and Manager acknowledge that [Omitted Confidential Information has been filed separately with the Securities and Exchange Commission] (and the related lien Subordination Agreement in recordable form to be executed by the Lenders in respect of any Manager Mortgage) will evidence the agreement of the Lenders that (i) any Manager Mortgage (and, if applicable, the Manager's lien on the Cash Collateral Account) shall be senior and shall have priority over any mortgage or deed of trust in favor of the Lenders encumbering the Manager Mortgaged Property (and, if applicable, the Lenders' lien on the Cash Collateral Account) regardless of the time or order of recording of any Manager Mortgage, the execution or delivery of any security agreement or any other applicable law or rule for determining the relative priorities of secured creditors and (ii) the Lenders will not exercise any remedies against the Cash Collateral Account until after the Release Date. In the event that the Lenders subordinate, pursuant to clause
(ii) of Section 13.3 of the Credit Agreement, their lien on the Manager Mortgaged Property to easements, possessory rights, cutting rights or permitted sales of stumpage and timber rights, the lien of the Manager Mortgage shall be automatically subordinated to such matters, and Manager shall execute such subordination documents reasonably requested by Pioneer or the Lenders to evidence such subordination. On the Release Date, the lien of the Manager Mortgage and any security interest of the Manager in the Cash Collateral Account shall be deemed to have been released, provided, however, that the lien shall be reinstated automatically at the time, and to the extent, that any Pioneer Secured Obligations which have been paid to Manager are recovered from Manager as a result of an action in bankruptcy.

      (e) Subject to Manager's prior and superior rights to receive payment of the Pioneer Secured Obligations from the net cash proceeds of any sale or other disposition of the Manager Mortgaged Property, Manager acknowledges and agrees solely for the benefit of the Lenders that (i) Manager shall not take any action to enforce any Manager Mortgage or otherwise exercise any right or remedy in respect thereof, including without limitation, any judicial, nonjudicial or similar proceedings unless Pioneer fails to pay any Pioneer Secured Obligations when due and such failure continues unremedied for at least twelve months following written notice thereof to Pioneer and the administrative agent under the Credit Agreement and (ii) as between Manager and the Lenders, the Lenders shall have the sole right to consent to any proposed sale or other disposition of any Manager Mortgaged Property, whether at private sale or pursuant to foreclosure, bankruptcy or other judicial or non-judicial proceedings (provided that the Lenders' consent shall not be required in connection with any sale pursuant to a foreclosure proceeding commenced by Manager in respect of the Manager Mortgaged Property), and Manager shall be deemed to have consented to any such sale or other disposition and the Manager Mortgage shall be automatically extinguished upon such sale or other disposition so long as (A) the Lenders have consented thereto in accordance with the terms of the Loan Documents; and (B) the net cash proceeds thereof are applied first to pay any Pioneer Secured Obligations then due and payable.

SECTION 10. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be effective at the earlier of the time when actually received by the other party, regardless of the method of delivery, or one (1) day after mailing if by reputable overnight courier or three (3) days after mailing if by certified United States mail, to the parties at the following addresses (or to such other addresses as either party may designate from time to time in a writing delivered to the other):

          AS TO PIONEER:    Pioneer Resources, LLC
                            c/o Olympic Resource Management LLC, its Manager
                            19245 Tenth Avenue NE
                            P. O. Box 1780
                            Poulsbo, Washington  98370
                            Attention:  Senior Vice President-Finance

          AS TO MANAGER:    Olympic Resource Management LLC
                            19245 Tenth Avenue NE
                            P. O. Box 1780
                            Poulsbo, Washington  98370
                            Attention:  Senior Vice President-Finance

In the event that the last day for giving any notice hereunder falls upon a Sunday or legal holiday, the last day shall be deemed to be the next business day which is neither a Sunday nor a legal holiday. Any party may change its notice address by notice to all of the parties hereto pursuant to this Agreement. For so long as the Loan Documents remain in effect, no notice hereunder shall be deemed delivered or received by any party hereto unless such notice has also been delivered to First Union National Bank, as administrative agent under the Credit Agreement, in the manner specified in this Section 10 for notices to the parties, at the following address: First Union National Bank, 301 South College Street, 5th Floor, Charlotte, North Carolina 28288-0737, Attention: Scott Santa Cruz and Tom Cambern.

SECTION 11. TITLE TO TIMBERLANDS AND TIMBER. Manager shall not by reason of this Agreement acquire title to the Timberlands or any Timberland or any timber or other asset associated therewith.

SECTION 12.  MISCELLANEOUS.

12.1 This Agreement shall be governed by the laws of the State of Delaware, without regard to principles of conflicts of law thereof.

12.2 This Agreement shall be binding upon the parties hereto and their successors and permitted assigns.

12.3 Neither party may assign this Agreement or any part thereof without the express written consent of the other party, which consent shall not be unreasonably withheld.

12.4 This Agreement may not be changed orally but may only be modified by an Agreement in writing executed by the parties hereto.

12.5 The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning of this Agreement.

12.6 If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of the other terms of this Agreement shall in no way be affected thereby.

12.7 This Agreement and the Operating Agreement constitute the entire Agreement between Pioneer and Manager and supersede (i) all previous agreements between Pioneer and Manager relating to the subject matter hereof, and (ii) all prior drafts of and negotiations relating to this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute but one instrument.

12.8 In the event legal action shall be commenced by either party to enforce or interpret the provisions of this Agreement, the parties agree that venue shall lie exclusively in the state and federal courts located in King County, Washington, and that such action must be brought in such courts. Each party hereby irrevocably submits and consents to the personal jurisdiction of such courts.

12.9 In the event of any conflict between the provisions of this Agreement and the Operating Agreement, the terms of this Agreement shall control.

SECTION 13. NON-DISCRIMINATION. During the term of this Agreement, Manager shall not unlawfully discriminate against any employee or applicant for employment because of race, religion, color, national origin, ancestry, physical handicap, medical condition, marital status, age, or sex.

SECTION 14. THIRD PARTY BENEFICIARY. The Manager and Pioneer acknowledge and agree that the Lenders shall be and are intended third party beneficiaries of this Agreement. The Manager and Pioneer hereby further acknowledge and agree that all of the rights of Pioneer under this Agreement constitute Contract Rights (as defined in the applicable Loan Documents) and, therefore, all such rights are subject to being exercised by the Lenders at the times and in the manner set forth in the Loan Documents.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first written above.

PIONEER RESOURCES I, LLC,                       OLYMPIC RESOURCE MANAGEMENT LLC,
a Delaware limited liability company            a Washington limited liability
                                                company

By: Strategic Timber Partners II, LP,           By: /s/ Gary F. Tucker
    its sole member                                ---------------------------
                                                   Gary F. Tucker
                                                   Its President & Chief
                                                   Executive Officer

By: Strategic Timber Two Operating Co., LLC,
    a Georgia limited liability company,
    its general partner

By: Strategic Timber Trust II, LLC, a Georgia
    limited liability company, its sole member

By: /s/
   -------------------------
Name:
Its:

                                    EXHIBIT A
                               WORK AUTHORIZATION

1.       PROFESSIONAL SERVICES AGREEMENT.

         This Work Authorization Number ___________ is issued pursuant to the Professional Services Agreement between Olympic Resource Management LLC ("Contractor") and Pioneer Resources I, LLC ("Company") dated as of _____________, 2000.

2.       EFFECTIVE DATE OF THIS WORK AUTHORIZATION.

         This Work Authorization is effective upon execution by both parties.

3.       REFERENCE TITLE FOR SERVICES UNDER THIS WORK AUTHORIZATION.

         The reference title for Services under this Work Authorization is
         ______________.

4.       SERVICES TO BE PERFORMED:

5.       DELIVERABLES AND SCHEDULE OF PERFORMANCE.

         Detailed descriptions of the deliverables for the Services performed under this Work Authorization are set forth below:

6.       COMPENSATION AND PAYMENT SCHEDULE FOR SERVICES:

7.       ACCEPTANCE CRITERIA.

         The Acceptance Criteria that will be used to determine if the Contractor has satisfactorily delivered the specified Deliverables are set forth below:

8.       CHANGES.

         Any amendment or modification of this Work Authorization shall be agreed in writing by both parties ("Change Order").

Agreed to and accepted by:

COMPANY                                CONTRACTOR

Pioneer Resources I, LLC               Olympic Resource Management LLC

By                                     By
  -----------------------------          ----------------------------
Title                                  Title
     --------------------------             -------------------------
Date                                   Date
    ---------------------------            --------------------------

                                                                       EXHIBIT 1

                          PIONEER PROPERTY DESCRIPTION

A.       FEE OWNERSHIP

         The major portion of the Subject Property is located within the following Geographic areas: eastern Oregon, western Washington, and northern California. A brief description of each of the various timberland tracts within these general areas is as follows:

                                 EASTERN OREGON

KINZUA

This timberland is generally located south of the towns of Heppner and Condon, primarily in Wheeler and Morrow Counties. Pioneer currently owns an estimated 116,554 acres. The Kinzua property has been divided into three tracts as follows: (1) Block 2; 60,491 acres; (2) Block 3; 41,112 acres; and
(3) Johnson Creek; 14,951 acres.

PILOT ROCK

This property is approximately 92,000 acres. The tract is located in Umatilla, Grant and union Counties, south of Pendleton on both sides of Highway 395. The Pilot Rock Block has been divided into eleven tracts as follows: Brush Creek, Buckaroo, Desolation, Elk Grove, Indian Creek, Ritter, Texas Bar, River, Tip Top, Ukiah, and Wilkins.

ROGABELL TRACT

This property is 5,804 acres in size and is locate din Wheeler County, approximately 20 miles southeast of the town of Fossil. The parcel is continuous with Kinzua Block 2.

BLAKE RANCH

The Blake Ranch contains 1,523 acres and is located in Morrow County, Oregon.

BAPTIST

The Baptist tract is 280 acres in size and is located in Walla Walla County, Washington. It is the only Pioneer property located in southeastern Washington.

BURNS RANCH

The ranch is located in Morrow County, Oregon, and approximately 20 miles south of Heppner and adjoins Pioneers ownership in Kinzua Block 3. The property contains 4,552 acres located in two main blocks and five additional closely separated parcels.

                               WESTERN WASHINGTON

RIFFE LAKE

The Riffe Lake tract is 4,900 acres in size and is located in Lewis County, Washington, approximately five to eight miles south of the town of Morton. It is also just south of Riffe Lake, a reservoir on the Cowlitz River.

ALOHA TRACT

The Aloha tract is 5,777 acres in size and is located in the northwest of Aberdeen in Grays Harbor County, Washington. All the property lies within five miles of the Pacific Ocean.

                               NORTHERN CALIFORNIA

COMMANDER

The 43,313 acre Commander tract is locate din the Mendocino Mountains of the coast range and is divided into three administrative blocks. The southern block is located primarily in Glenn County, however, there is a minor amount in Lake County to the south and Mendocino County to the west. The south block is relatively contiguous and generally surrounded by National Forest (Mendocino N.F.). The central block is a narrow band of scattered parcels located primarily in Tehama County and is also nearly surrounded by national forest land. The northern tract is in Tehama County, is comprised of small contiguous units and scattered parcels. The northwestern corner of the block is adjacent to the Yolla Bolla Middle Eel Wilderness area. Much of this block is also bordered by National Forest. However, the northern portion is bordered by other private land, primarily that of Crane Mills Co.

WILLITS WOODS/WILLIAMS RANCH

The Willits Woods and Williams Ranch tracts are locate din Mendocino County, California southwest of the town of Willits. The two tracts contain a total of 18,718 acres.

LONGVIEW

The Longview tract is located in Mendocino and Sonoma Counties, California, generally west of the town of Cloverdale. The tract contains a total of 60,308 acres.

B.       TIMBER DEEDS

         The subject appraisal includes 7 timber deeds.

         All the deeded timber is located in Eastern Oregon with the exception of the Lucas deed, which located in Walla Walla County, Washington. The largest of the deeds, Cherry Ranch, is approximately 20,655 acres in size. The ranch is located in Wheeler County south of Fossil, Oregon. The Murray Howard parcel is located wet of the Cherry Ranch tract. The termination dates for several of the timber deeds are listed below:

                  Dean Forth                         10/31/2011
                  Seeger Ranch                       12/31/2018
                  Catherine Cr.                      12/31/2018
                  Devin/Harvey                       12/31/2047

         The termination dates for the others are unknown.

                                    EXHIBIT 2

         [Omitted Confidential Information has been filed separately with the Securities and Exchange Commission]

                                    EXHIBIT 3
                  ORM BILLING RATES FOR PIONEER RESOURCES, LLC

1.       COMPENSATION FOR TIME:

-------------------------------------------------------------------------------------------------------
POSITION CLASS                                                  HOURLY BILLING RATE
-------------------------------------------------------------------------------------------------------
Clerk I/Technician I                                            [Omitted Confidential Information has
Clerk II/Technician II                                                 been filed separately with the
Clerk III/Technician III                                          Securities and Exchange Commission]
Clerk IV/Technician IV/Admin Assistant I
Clerk V/Technician V/Admin Assistant II
Exec Assistant I/Technician VI/Professional I
Technician VII/Professional II
Professional III/Manager I
Professional IV/Manager II
Professional V/Manager III
Professional VI/Manager IV
Professional VII/Manager V
Professional VIII/Manager VI
Manager VII
Executive
-------------------------------------------------------------------------------------------------------

2. COMPENSATION FOR COSTS OF MATERIALS AND CONTRACTED SERVICES OTHER THAN WORK CONTRACTED OUT THROUGH A BID PROCESS: 1.2 times actual cost

3.       MILEAGE CHARGES: $0.325 per mile

4.       WORK CONTRACTED OUT THROUGH A BID PROCESS: 1.0 times actual cost

                                    EXHIBIT 4

                         PROFESSIONAL SERVICES AGREEMENT

This AGREEMENT FOR PROFESSIONAL SERVICES ("Agreement") made and entered into this day _____________ of______________ , 2000, is between PIONEER RESOURCES I, LLC, a Delaware limited liability company ("COMPANY") and OLYMPIC RESOURCE MANAGEMENT LLC, a Washington limited liability company ("CONTRACTOR"). COMPANY and CONTRACTOR agree as follows:

1. SERVICES. CONTRACTOR is currently the manager of the COMPANY pursuant to a Management Agreement, dated ______________, 2000 (the "Management

         Agreement"). Pursuant and subject to the Management Agreement, CONTRACTOR may from time-to-time provide Additional Services and/or Optional Services as defined therein ("Services"). During the term of this Agreement, CONTRACTOR shall make itself available to perform the Services in accordance with executed Work Authorizations entered into from time-to-time, which Work Authorizations shall be in the form attached hereto as Exhibit A and incorporated herein by reference ("Work Authorization"). Rates charged for services shall be as set forth in the applicable Work Authorization or, if applicable, in accordance with the rate schedule attached to the Management Agreement as Exhibit 3 ("Rate Schedule"), if applicable. The rates shown on the Rate Schedule shall apply, without change, for the term of this Agreement unless otherwise specifically provided in this Agreement. All requests for services shall be accompanied by a completed and executed Work Authorization. Upon execution by both parties, each Work Authorization shall be deemed incorporated herein by reference.

2. TERM. CONTRACTOR shall make itself available to perform the Services for a period commencing on the date this Agreement is executed by both parties and ending on the date that the Management Agreement is terminated, unless extended in writing by mutual agreement of the parties or terminated as provided herein. COMPANY may terminate this Agreement at any time, with or without cause, upon three (3) business days advance written notice to CONTRACTOR. Upon termination, COMPANY shall not be obligated to CONTRACTOR, its successors or assigns, for any payment hereunder other than for services actually performed or authorized expenses incurred prior to the date of termination.

3. PAYMENT. Payment for services and expenses shall be in accordance with the applicable Work Authorization.

4. TRAVEL AND MISCELLANEOUS EXPENSES. CONTRACTOR will be reimbursed by COMPANY for reasonable travel expenses incurred directly in connection with the performance of Services only to the extent that all such travel expenses have been approved in advance by COMPANY or the travel expenses are provided for in the Work Authorization. CONTRACTOR shall provide COMPANY with a detailed monthly statement of travel and miscellaneous expenses incurred.

5. INDEPENDENT CONTRACTOR. CONTRACTOR, in performing the services pursuant to this Agreement, shall act solely as an independent contractor. CONTRACTOR, and any employees or agents of CONTRACTOR, shall under no circumstances be treated as, or deemed to be, employees of COMPANY. Nothing in this Agreement shall be construed to create a partnership, agency, joint venture or employer-employee relationship between the parties. CONTRACTOR understands that COMPANY has no federal, state, or local obligations regarding employee liability or insurance or otherwise with respect to CONTRACTOR's employees.

6. TAXES. CONTRACTOR shall be responsible for and pay all costs associated with governmental compliance of its business, including, but not limited to, city, county, state or federal licenses, permits, taxes or assessments of any kind. CONTRACTOR shall be responsible for payment of its income taxes, employment taxes and employee withholding, Social Security taxes and workers' compensation premiums. CONTRACTOR shall indemnify COMPANY and hold it harmless from paying such business costs or taxes.

7. COMPLIANCE WITH LAW. In the event that rendition of the Services provided for herein requires CONTRACTOR to be located at facilities of COMPANY, CONTRACTOR shall comply with all applicable federal or state laws and regulatory requirements and all safety and health regulations prescribed by COMPANY for its own personnel. CONTRACTOR shall comply with all applicable federal, state and local laws and regulations with regard to the services rendered hereunder.

8. NOTICES. All notices authorized or required to be given hereunder shall be in writing and shall be deemed effective when delivered to the parties as follows:

         COMPANY:                  Pioneer Resources I, LLC
                                   c/o Olympic Resource Management LLC
                                   19245 Tenth Avenue NE
                                   P.O. Box 1780
                                   Poulsbo, Washington  98370
                                   Attention:  Senior Vice President - Finance
         CONTRACTOR:               Olympic Resource Management LLC

                                   19245 Tenth Avenue NE
                                   P.O. Box 1780
                                   Poulsbo, Washington  98370
                                   Attention:  Senior Vice President - Finance

         In the event that the last day for giving any notice hereunder falls upon a Sunday or legal holiday, the last day shall be deemed to be the next business day which is neither a Sunday nor a legal holiday. Any party may change its notice address by notice to all of the parties hereto pursuant to this Agreement. For so long as the Management Agreement remains in effect, no notice hereunder shall be deemed delivered or received by any party hereto unless such notice has also been received by First Union National Bank, 301 South College Street, 5th Floor, Charlotte, North Carolina 28288-0737, Attention: Scott Santa Cruz and Tom Cambern.

9. SEVERABILITY. If any provision of this Agreement is invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect any other provision of this Agreement.

10. GOVERNING LAW AND VENUE. This Agreement shall be interpreted in accordance with Delaware law. Venue for any litigation shall be the Superior Court of King County, Washington.

11. ENTIRE AGREEMENT. This Agreement, including executed Work Authorizations, constitutes the entire agreement between the parties rendered pursuant to this Agreement. Any changes to this Agreement must be agreed to by both parties in writing.

IN WITNESS WHEREOF, the parties have executed this Agreement on or about the date set forth above.

COMPANY                                CONTRACTOR

Pioneer Resources I, LLC               Olympic Resource Management LLC

By                                     By
  -----------------------------          ----------------------------
Title                                  Title
     --------------------------             -------------------------
Date                                   Date
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